Form 10-K, Exhibit 13
period 1995-12-31
SILICON VALLEY BANCSHARES
filed 1996-03-11
CIK 719739

                                                                    EXHIBIT 13.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Silicon Valley Bancshares:

    We   have  audited  the  accompanying  consolidated  statements  of  income, shareholders' equity and cash flows of Silicon Valley Bancshares and subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Silicon Valley Bancshares and subsidiaries for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
San Jose, California
January 26, 1994

                                       67